Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements:

(1)Registration Statement (Form S-8 No.333-13962, 333-127943, 333-140955, 333-183891, 333-183892, 333-183893, 333-188826, 333-188827 and 333-208647) of Canadian Pacific Railway Limited, and
(2)Registration Statement (Form F-10 No. 333-257215) of Canadian Pacific Railway Limited

of our reports dated February 24, 2023, with respect to the consolidated financial statements of Canadian Pacific Railway Limited and the effectiveness of internal control over financial reporting of Canadian Pacific Railway Limited included in this Annual Report (Form 10-K) of Canadian Pacific Railway Limited for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Calgary, Canada
February 24, 2023